Exhibit 99.2

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (“Agreement”) is made and entered into by and between Eltinge Brown (hereinafter referred to as “Employee”) and LookSmart, Ltd., its successors, subsidiaries, related companies, parent company and affiliates (hereinafter sometimes referred to as the “Company” or “LookSmart”).

The Company believes and the Employee agrees that it is authorized to terminate the Employee’s employment without notice or cause;

The Company has notified the Employee that his employment with the Company will terminate as of the close of business on January 12, 2011 (“Separation Date”);

This Agreement may not be executed by the Employee and will not be accepted by LookSmart until AFTER the Employee’s Separation Date but within the period provided for in this Agreement;

The Employee acknowledges that the Employee has received all compensation due and owing, including all wages, commissions, bonuses and compensation for accrued and unused vacation;

The Employee does not have pending against the Company or any Employee, agent, official, or director of the Company any claim, charge, or action in or with any federal, state, or local court or administrative agency; and

The Employee wishes to receive the severance pay provided hereunder, receipt of which is expressly conditioned upon execution of this Release.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this document and the payment of the severance pay hereunder, which shall be paid by the Company to the Employee in accordance with this Agreement, and in an effort to avoid unnecessary lawsuits, it is hereby agreed by and between the parties as follows:

FIRST:            (i) The Company will pay the Employee a severance amount totaling $137,000 (less required withholdings and authorized deductions) (the “Severance Pay”), payable in three (3) installments of $45,833.34, $45,833.33 and $45,833.33. The first installment will be paid within ten business days following the Effective Date of this Agreement (as defined below). The second and third installments will be paid on the closest business days to the dates three and six months, respectively, following the date of the Employee’s execution of this Agreement; provided Employee signs and returns this Agreement, AFTER the Employee’s Separation Date, but no later than 45 days of receipt of this Agreement or 10 days after Employee’s Separation Date, whichever is later. The Severance Pay represents 6 months of Employee’s base salary plus 50% of Employee’s annual target bonus.

(ii) In addition, subject to the Employee’s timely election continued medical insurance coverage in accordance with the applicable provisions of state and federal law (commonly referred to as “COBRA”), following the Effective Date (as defined below) the

Company will pay the Employee’s COBRA premium payments sufficient to continue his group coverage at its current level (including dependant coverage, if applicable) until the lesser of (1) the duration of the period in which the Employee and the Employee’s eligible dependents are enrolled in such COBRA coverage (and not otherwise covered by another employer’s group health plan) and (2) July 31, 2011 (the “COBRA Reimbursement”). Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot provide the COBRA Reimbursement without violating the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act) (the “Nondiscrimination Rules”), the Company instead shall provide the Employee with taxable monthly payments in an amount equal to the monthly COBRA premium (including the premium amount for covered dependents, if any) (the “COBRA Amount”) that the Employee would be required to pay to continue his group health coverage (which amount shall be based on the premium for the month of COBRA coverage immediately preceding the date as of which the Company makes its determination of the violation of the Nondiscrimination Rules), and such monthly payments shall continue for so long as the Company would have paid COBRA premiums on the Employee’s behalf in the absence of such potential violation of the Nondiscrimination Rules.

(iii) Employee acknowledges and agrees that payment of the Severance Pay as described in this Agreement fulfills all of the Company’s obligations to pay him severance for a termination without “cause” (whether or not related to a Change of Control) pursuant to the Amended and Restated Executive Change of Control/Severance Agreement dated as of December 29, 2008 (the “Severance Agreement”), and that upon receipt of such benefits, the Company’s severance obligations under the Severance Agreement shall be extinguished. Employee acknowledges that, except as expressly provided in this Agreement, Employee will not receive any additional compensation, severance or benefits after the Separation Date.

(iv) It is intended that the Severance Pay and COBRA Reimbursement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended, provided under Treasury Regulation Sections 1.409A-1(b)(4) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions.

SECOND:             Within five (5) days of Employee’s last day of work, Employee agrees to return all documents and materials (and all copies thereof) and other Company property in Employee’s possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, compilations of data, proposals, agreements, strategic information, financial and operations information, research and development information, sales and marketing information, manufacturing and inventory information, personnel information, products or prototypes, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers, product samples and related materials), credit cards, entry cards, identification badges and keys; and any materials of any kind containing or embodying any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

The Employee further agrees to conduct a diligent search to locate any Company’s documents, property and information prior to or on the Separation Date. In addition, if the Employee has used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, then within five (5) business days after the Separation Date, the Employee agrees to provide the Company with a computer-useable copy of all such information and then permanently delete and expunge such Company confidential or proprietary information from those systems without retaining any copies or reproductions; and the Employee shall provide the Company access to his system as requested to verify that the necessary copying and/or deletion is done.

THIRD:             The Employee acknowledges and agrees that vesting of his outstanding stock options and any restricted stock awards subject to vesting will cease effective as of the Separation Date, and any unvested options or other unvested awards shall terminate. The Employee will be able to exercise vested options in accordance with the terms of the applicable Option agreement and the stock option plan.

FOURTH:         This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Employee or any person, violation of any order, law, statute, duty, or contract whatsoever against the Employee or any person. The Company specifically disclaims any liability to Employee or any other person for any alleged violation of the rights of the Employee or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its Employees or agents or related companies or their Employees or agents.

FIFTH:             The Employee represents that the Employee has not filed any complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, Employees, or representatives with any state, federal, or local agency or court (either on his account or as a member of a class). The Employee further represents that he has been paid all compensation owed and for all hours worked, has received all the leave and leave benefits and protections for which he was eligible, pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and has not suffered any on-the-job injury for which he has not already filed a claim.

SIXTH:             If requested by the Company, and upon reasonable notice, the Employee will act or appear as a witness, deponent or in any other reasonable capacity to assist the Company or any affiliate in any civil or criminal action, claim, inquiry, proceeding or investigation not arising from this Agreement. The Employee will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company, its officers, directors, employees, investors, stockholders, administrators, parent and subsidiary corporations, predecessor and successor corporations and assigns. However, it will not violate this Agreement if Employee testifies truthfully when required to do so by a valid subpoena, court order or under similar compulsion of law. The Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of his receipt, a copy of such subpoena or court order to the Company.

SEVENTH:         The Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its officers, agents, directors, supervisors, Employees, representatives, and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) which the Employee at any time heretofore had or claimed to have, or which the Employee may have or claim to have, prior to the Employee’s execution of this Agreement. It is expressly understood by Employee that among the various rights and claims being waived in this Agreement are, without limitation, those rights and claims related or in any manner incidental to the Employee’s employment with the Company, the resignation or termination therefrom or notice with respect to termination therefrom under the WARN Act (29 U.S.C. § 2101, et seq.), and those rights and claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) (the “ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the New York Human Rights Law (as amended), the New York Equal Opportunity for Disabled Persons Act (as amended), the New York City Civil Rights Law (as amended), and the California Fair Employment and Housing Act (as amended).

EIGHTH:         The parties understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of the Employee’s employment with the Company and the Employee’s termination. All such claims (including related attorneys’ fees and costs) are forever barred by this Agreement regardless of whether those claims are based on any alleged breach of a duty arising in a statute, contract, or tort; any alleged unlawful act, including, without limitation, discrimination or harassment of any kind (including, without limitation: age, race, sex, national origin, marital status, religion, sexual orientation or preference, veteran’s preference, and disability); notice under the WARN Act, any other claim or cause of action; and regardless of the forum in which it might be brought.

NINTH:             EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to him at present, the Employee agrees that all rights under section 1542 of the Civil Code of the State of California, or any law of any other jurisdiction of similar effect with respect to his release of any unknown or unsuspected claims, are waived by the Employee. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

TENTH:             The Employee agrees that he shall continue to conduct himself in a professional manner and that he will refrain from any disparagement, criticism, defamation, slander of the Company, or tortious interference with the contracts and relationships of the Company. Further, for twelve (12) months following the Separation Date, the Employee agrees not to, either directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

ELEVENTH:         The Employee will cooperate with the Company in providing information with respect to all reports required to be filed by the Company with the Securities and Exchange Commission as they relate to required information with respect to the Employee.

TWELFTH:         The Employee understands and agrees that he:

A.         has forty-five (45) days within which to consider this Agreement before executing it (although he may choose voluntarily to execute it sooner);

B.         has reviewed all aspects of this Agreement;

C.         has carefully read and fully understands all the provisions of this Agreement;

D.         understands that in agreeing to this document he is releasing the Company from any and all claims he may have against the Company;

E.         knowingly and voluntarily agrees to all the terms set forth in this Agreement;

F.         was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement;

G.         has a full seven (7) days following his execution of this Agreement to revoke it and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired, which shall be the eighth day after he signs this Agreement (the “Effective Date”). To revoke, the Employee must send a written statement of revocation by certified mail, return receipt requested, to Human Resources Department, 55 Second Street, San Francisco, CA 94105;

H.         understands that rights or claims under the ADEA that may arise after the date he executes this Agreement are not waived.

I.         has been and hereby is informed in writing of the following ADEA disclosure information: (i) the business units affected; (ii) the job titles and ages of all affected individuals in the affected business units and the ages of all individuals in the same business units who were not affected as of the Separation Date; and (iii) the eligibility requirements of this termination program, which information is attached hereto as Exhibit A.

By signing this Severance Agreement and General Release, the Employee agrees that he will not pursue any claim covered by this Release. If the Employee breaks this promise, the Employee agrees to pay the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any claims other than claims under the Older Workers Benefit Protection Act (OWBPA) and the ADEA. In spite of this release, the Employee still retains the right to challenge the knowing and voluntary nature of this release under the OWBPA and the

ADEA before a court, the Equal Employment Opportunity Commission (EEOC), or any state or local agency permitted to enforce those laws, and this Release does not impose any penalty or condition for doing so. The Employee should also understand that nothing in this release prevents the Employee from filing a charge or complaint with, or from participating in an investigation or proceeding conducted by the EEOC or any state or local agency which can act as a referral agency for the EEOC. Employee understands, however, that if he successfully pursues a claim against the Company under the OWBPA or the ADEA, the Company may seek to set off the amount paid the Employee for signing the release against any award the Employee obtains. If the Employee unsuccessfully pursues a claim against the Company under the OWBPA or the ADEA, then the Company may be entitled to recover its costs and attorneys’ fees to the extent specifically authorized by applicable law.

THIRTEENTH:     The parties acknowledge that they do not rely and have not relied upon any representation or statement made by any of the parties other than those specifically stated in this written Agreement.

FOURTEENTH:    This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns. The Employee expressly warrants that the Employee has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

FIFTEENTH:       Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

SIXTEENTH:       This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof. This Agreement may not be modified or amended except in a writing signed by both the Employee and a duly authorized officer of the Company.

SEVENTEENTH:    The provisions of this Agreement will be construed in accordance with the laws of the State of California. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

EIGHTEENTH:     Finally, the Employee represents and warrants that, through the date on which he signs this Agreement, the Employee has been in full compliance with the terms of his signed Employment, Confidential Information, and Arbitration Agreement with the Company, a copy of which is attached as Exhibit B (the “Confidentiality Agreement”) and agrees to comply with his Confidentiality Agreement which remains in effect and is incorporated herein by reference and agrees to maintain the confidentiality of all confidential information, knowledge, or data relating to LookSmart, or any affiliated company, which was obtained by the Employee during the Employee’s employment with LookSmart, and agrees not to communicate or divulge any such information, knowledge or data to anyone or utilize such information, knowledge or data without the prior written consent of the Company. The Employee agrees to return to the Company all Company property in his possession or under his control in accordance with this Agreement.

NINETEENTH:     To aid in the rapid and economical resolution of any disputes which may arise under this Agreement, the Employee and the Company agree that any and all claims, disputes or controversies of any nature whatsoever arising from or regarding the interpretation, performance, negotiation, execution, enforcement or breach of this Agreement, Employee’s employment, or the termination of Employee’s employment, including but not limited to statutory claims, shall be resolved by confidential, final and binding arbitration conducted before a single arbitrator with JAMS, Inc. (“JAMS”) in San Francisco, California, under JAMS’ then-applicable arbitration rules. The parties acknowledge that, by agreeing to this arbitration procedure, they waive the right to resolve any such dispute through a trial by jury, judge or administrative proceeding. The Employee will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy, or claim sought to be resolved in accordance with these arbitration procedures. Nothing in this Agreement is intended to prevent either the Employee or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. It is further agreed that Company will pay any costs or fees (including but not limited to JAMS filing fees and arbitrator fees) with respect to any arbitration hereunder to the extent they exceed the costs or fees which the Employee would have to incur to prosecute and/or defend such claims in a court of law. The arbitration mechanism set forth herein shall supersede and replace the arbitration provision set forth in the Confidentiality Agreement.

EMPLOYEE		LOOKSMART, LTD.

/s/ Etinge Brown		By: /s/ Bill O’Kelly

Eltinge Brown

Date:	January 19, 2011	Date:	January 24, 2011

EXHIBIT A

ADEA DISCLOSURE

DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(f)(1)(H)

1.         The severance package program applies to all LookSmart, Ltd. (the “Company”) employees below the CEO.

2.         Within the category listed above, the following criteria were used to select positions in which the employee is eligible for the severance package program: the Company’s assessment of its current and projected business and cost-reduction needs, plans for various of its business functions, and ability for certain functions to be absorbed by others; non-essential, surplus and redundant positions and/or services; the Company’s assessment of individual employee job performance, skill sets, experience, education and training. Not all criteria were used to make every selection.

3.         All eligible employees who have attained the age of 40 years or older will have up to forty-five (45) days to review the terms and conditions of the severance package and seven (7) days to revoke the release of claims under the Age Discrimination in Employment Act of 1967, as amended. Other eligible employees will have forty-five (45) days to review and consider the terms and conditions of the severance package.

EMPLOYEES ELIGIBLE FOR THE TERMINATION PROGRAM
JOB TITLE	AGE
Account Manager	29, 29, 31
Assistant Controller	55
Chief Financial Officer	51
Desktop Support Specialist	32
Director	47
Director, Engineering Services	56
Director/Ad Network Prog Dev	38
HR Director	46
Office Manager	45
Sales Director, Northwest	36
Senior Account Manager	30, 42
Senior Operations Engineer	41
Senior Systems Admin	57
Sr. Manager, IT Support	49
Sr. QA Engineer	30
Systems Admin II	37
VP, Advertising Sales	43

A-1

EMPLOYEES NOT ELIGIBLE FOR THE TERMINATION PROGRAM
JOB TITLE	AGE
Account Coordinator	21, 24
Account Manager	45
Chief Scientist	46
Director Tech Ops	39
Director, Engineering	37
Manager F P & A	32
Manager Network Analytics	29
Manager, DBA Services	38
Manager, Partner Team	34
Marketing Manager	32
Principal Engineer Grd 7	33
Publisher Services Manager	28
Sales Coordinator III	54
Senior Account Executive	35
Senior Account Manager	30
Senior Sales Director, East	36
Senior Software Engineer	38
Senior SW Engineer II	36, 42
Software Engineer II	38
Sr. Gen Ledger Accountant	34
Sr. Revenue Accountant	38
Sr. Traffic Analyst	36
SVP Ops and CFO	56
Tech Lead	39, 41
Traffic Analyst II	26, 33
VP, Account Services	57
VP, Acct Delivery & Ops	35
VP, Technology	61
VP/Finance & Principal Acct	54

A-2

EXHIBIT B

CONFIDENTIALITY AGREEMENT

B-1